EXHIBIT 10.2


                      ADVISORY SERVICES AGREEMENT BETWEEN

                             UNITED MORTGAGE TRUST

                                      AND

                         MORTGAGE TRUST ADVISORS, INC.

        AGREEMENT dated as of the 6th day of August, 1996, between UNITED MORTGAGE TRUST (the "Company"), a Maryland real estate investment trust, and MORTGAGE TRUST ADVISORS, INC. (the "Advisor"), a Texas corporation.

                            W I T N E S S E T H:

        WHEREAS, the Company is a real estate investment trust organized under the laws of the State of Maryland, which intends to qualify as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings thereunder, is hereafter called the "Code"), and to invest its funds in the investments permitted in its Declaration of Trust;

        WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering certain of its securities to be offered to the public, and the Company may thereafter sell additional securities or otherwise raise additional capital;

        WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Trustees of the Company (the "Trustees") all as provided herein; and

        WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED as follows:

        1. Definitions. When capitalized and used herein, the following terms shall have the meanings set forth below.

               (a) "Acquisition Fees" shall have the meaning ascribed to that term in Section 10(a).

               (b) "Adjusted Contributions" shall mean (i) the product of $20 times the number of outstanding Shares, reduced by (ii) the total of cash distributed to Shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

               (c) "Administrator" shall mean the Company's President who shall be an officer and director of the Company and who, subject to the Trustees, will manage the day-to-day operations of the Company.



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               (d) "Affiliate" shall mean (i) any Person directly or
        indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests in such other Person, (iii) any officer, director, trustee, or general partner of such Person, and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

               (e) "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with the Company and which have similar investment objectives as the Company (or programs with dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as the Company.

               (f) "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

               (g) "Capital Distributions" shall mean Distributions of: (i) non-reinvested principal payments and (ii) Proceeds of Mortgage Prepayments, Sales and Insurance.

               (h) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

               (i) "Declaration of Trust" shall mean the Declaration of Trust of the Company, as amended and/or restated from time to time.

               (j) "Disposition Proceeds" shall mean: (1) Proceeds of Mortgage Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to the Company with respect to Mortgage Investments and other Mortgages.

               (k) "Distributions" shall mean any cash distributed to Shareholders arising from their interest in the Company.

               (l) "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares pursuant to the Prospectus before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per Share.

               (m) "Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (ii) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (iii) perform no other services for the Company, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the

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        immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

               (n) "Interim Mortgage Loans" shall mean loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes. Interim Mortgage Loans are "Mortgages" but are not "Mortgage Investments" as that term is defined herein.

               (o) "Mortgage Investments" shall mean the Company's permanent investments in Mortgages. Until the Company's funds are invested in Mortgage Investments, the Company will invest its funds in short-term investments, including investments with various financial institutions (meeting certain asset or net worth requirements) which may not be insured or guaranteed by a government or government-sponsored entity and in Interim Mortgage Loans.

               (p) "Mortgage Prepayments, Sales or Insurance" shall mean any Company transaction (other than the receipt of base interest, principal payments when due on a Mortgage and the issuance of Shares) including, without limitation, prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments and other Mortgages held by the Company or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of Company assets.

               (q) "Mortgages" shall mean, in a broad sense, beneficial interest in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code could be considered to be qualifying real estate assets for purposes of the Company's qualification as a REIT (e.g. regular interests in a REMIC)

               (r) "Net Income" shall mean, for any period, total revenues applicable to such period, less the expense applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from Proceeds of Mortgage Prepayments, Sales or Insurance.

               (s) "Net Offering Proceeds" shall mean the Gross Offering Proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

               (t) "Organization and Offering Expenses" shall mean those expenses incurred in connection with organizing the Company and preparing the Company's Shares for registration and subsequently offering and distributing Shares to the public, including sales commissions paid to broker-dealers in connection with the distribution of the Company's Shares, escrow fees and expenses and all advertising expenses. For the purpose of determining "Organization and Offering Expenses", any volume discounts that are given by the Selling Group Manager for the sale of Shares pursuant to the Prospectus shall be deemed to be part of the commissions paid with respect to the sale of the Shares.

               (u) "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

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               (v) "Proceeds of Mortgage Prepayments, Sales and Insurance"
        shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

                       (i) the amount paid or to be paid in connection with or
                as an expense of such Mortgage Prepayments, Sales or Insurance; and

                      (ii) the amount necessary for the payment of all debts
               and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

               (w) "Prospectus" shall mean the final prospectus in connection with the registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended.

               (x) "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust described in Sections 856 through 860 of the Code (the "REIT provisions").

               (y) "REMIC" shall mean a real estate mortgage investment conduit described in section 860A through 860G of the Code.

               (z) "Shareholder" shall mean a holder of the Shares.

               (aa) "Shares" shall mean the shares of beneficial interest, par value of $.01 per share, of the Company.

               (bb) "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company and any Affiliate of such Person, but does not include (i) any Person whose only relationship with the Company is that of an independent asset manager or whose only compensation from the Company is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

               (cc) "Subordinated Incentive Fee" shall mean the fee payable to the Advisor in accordance with the provisions of Section 11.

               (dd) "Total Operating Expenses" shall mean all operating, general and administrative expenses of the Company as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), the Subordinated Incentive Fee, Acquisition Fees and other costs related directly to a specific Mortgage by the Company, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

        2. Duties of Advisor. The Company retains the Advisor as the advisor of the Company to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, subject to the terms and conditions hereinafter set forth. In performance of this undertaking, subject to the supervision of the Trustees and consistent with the provisions of the Company's Declaration of Trust, the Advisor shall:


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               (a) develop underwriting criteria and a model for the Company's investment portfolio;

               (b) acquire, retain or sell Mortgage Investments;

               (c) seek out, present and recommend investment opportunities consistent with the Company's investment policies and objectives, and negotiate on behalf of the Company with respect to potential investments or the disposition thereof;

               (d) pay the debts and fulfilling the obligations of the Company, and handle, prosecute and settle any claims of the Company, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

               (e) obtain for the Company such services as may be required for mortgage brokerage and servicing and other activities relating to the investment portfolio of the Company;

               (f) evaluate, structure and negotiate prepayments or sales of Mortgage Investments;

               (g) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services; and

               (h) to supervise other aspects of the business of the Company.

        3. Fiduciary Relationship. The Advisor, as a result of its relationship with the Company pursuant to this Agreement, stands in a fiduciary relationship with the Shareholders of the Company.

        4. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

        5. Records. At all times, the Advisor shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during the ordinary business hours of the Advisor.

        6. Prohibited Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) which, in its sole judgment made in good faith, or, in the judgment of the Trustees, provided that the Trustees give the Advisor written notice to such effect, could (a) adversely affect the status of the Company as a real estate investment trust pursuant to
Section 855 of the Code; (b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities; or (c) be prohibited by the Company's Declaration of Trust.

        7. Bond. If required by the Trustees, the Advisor will maintain a fidelity bond or bonds with a responsible surety company in such amounts as may be required by the Trustees, covering all officers thereof together with employees and agents of the Advisor handling funds of the Company and investment documents or records pertaining to investments of the Company. Such bonds shall inure to

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the benefit of the Company with respect to losses from acts of such officers, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise.

        8.     Information Furnished Advisor.

               (a) The Trustees shall at all times, keep the Advisor fully informed with regard to the investment policy of the Company, including any specific types of Mortgages or investments desired, the desired geographical areas of investment, the capitalization policy of the Company (including the policy with regard to the incurrence of indebtedness by the Company) and their intentions as to the future operations of the Company. In particular, the Trustees shall notify the Advisor promptly of their intention either to sell or otherwise dispose of any of the Company's investments, to make any new investments, to incur any indebtedness or to issue any additional Shares in the Company or to amend the Declaration of Trust.

               (b) The Company shall furnish the Advisor with a certified copy of all financial statements of the Company, a signed copy of each report prepared by the independent certified public accountants, copies of any amendments to the Declaration of Trust and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

        9. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Trustees and shall, at the request of the Trustees of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

               10.    Acquisition Fees Paid to the Advisor.

               (a) The Company shall pay to the Advisor non-recurring Acquisition Fees for services rendered in connection with the sourcing, review, purchase and origination of Mortgage Investments in an amount equal to 3% of the principal amount of each Mortgage Investment. If amounts initially invested in Mortgage Investments are recouped (i.e. through prepayment, insurance proceeds and principal payments) and then reinvested in other Mortgage Investments, an Acquisition Fee equal to 3% of the principal balance of the Mortgage Investment may be paid by the Company to the Advisor.

               When the Company purchases a Mortgage Investment, Acquisition Fees with respect to that Mortgage Investment will be due and payable at the closing and funding of the purchase.

               (b) If the Company forecloses on a property securing a Mortgage and sells such property, the Advisor or an Affiliate of the Advisor may be entitled to a real estate commission equal to the lesser of (i) 3% of the gross sales price of such property received by the Company or (ii) one-half of the normal and competitive rate customarily charged by unaffiliated parties rendering similar services, and such fees shall be paid only if the Advisor or Affiliate thereof provides a substantial amount of services in the sales effort.

               11.    Subordinated Incentive Fee Paid to the Advisor.

               (a) When the audited annual financial statements of the Company are received each year, the Advisor shall determine if the following conditions are satisfied:

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                      (i) (A) the total of the Adjusted Contributions as of
               the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

                      (ii) for the year then ended, the Company's Net Income
               equals or exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. The determination of the Company's annual non-compounded cumulative return on its Adjusted Contributions shall be made by dividing the Company's total Net Income for that year by the average of the month end Adjusted Contributions during that year.

        If the Company's Trustees agree that both of those conditions are satisfied, the Company will, subject to the restrictions set forth in subsection (c) below, pay the Advisor a Subordinated Incentive Fee in an amount calculated in accordance with subsection (b) below.

               (b) The Subordinated Incentive Fee to be paid at that time shall be equal to 25% of the amount by which the Company's Net Income for that year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions, computed as provided set forth in subsection (a) above.

               (c) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect on the date of the Prospectus.

        12. Options Issuable to the Advisor. The Advisor shall also receive options to purchase 10,000 Shares in the Company for each full year of service as the Advisor in which it earned a Subordinated Incentive Fee (up to a maximum of options for 50,000 Shares). Such options shall be exercisable at a price equal to the initial public offering price of the Shares under the Prospectus and shall expire, if unexercised, 5 years from the date those options were earned. Any options the exercise of which could cause the Company to fail to qualify as a REIT ("Disabled Options") shall not be exercisable until such time as they are no longer Disabled Options. The expiration date of options shall be extended by any periods of time that they were Disabled Options.

        13. Statements. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Company a statement showing the computation of the fees, if any, payable under Sections 10, 11, 12 and 14 herein.

        14. Compensation for Additional Services. In the event the Company forecloses on a property on which it owns a Mortgage, the Company may be required to take over the management of the property. In such cases, the Advisor or an Affiliate of the Advisor may be retained to provide property management services at rates and on terms no less favorable to the Company than those customary for similar services, if such entity has knowledge of and experience in the area. In no case shall such fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) exceed 10% of the gross revenues from such properties.


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        15.    Expenses of the Company.

               (a) The Company shall pay all of its expenses, except those set forth in Section 16 herein. Without limiting the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be borne by the Advisor:

                       (i) the cost of money borrowed by the Company;

                      (ii) taxes on income and taxes and assessments on real
               property and all other taxes applicable to the Company;

                     (iii) fees and expenses paid to independent contractors,
               affiliated and unaffiliated mortgage servicers, consultants, managers and other agents employed by or on behalf of the Company;

                      (iv) expenses directly connected with the ownership and
               distribution of investments, or other property, and with the origination or purchase of Mortgages (including the cost of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

                       (v) expenses of maintaining and managing real estate
               equity interests, processing and servicing Mortgages, and other loans and managing the Company's other investments;

                      (vi) insurance coverage in connection with the business
               of the Company (including officers' and trustees' liability insurance);

                     (vii) the expenses of revising, amending, converting,
               modifying or terminating the Company or revising, amending or modifying its organizational documents;

                    (viii) expenses connected with payments of dividends or
               interest or distribution in cash or any other form made or caused to be made by the Trustees to Shareholders;

                      (ix) all expenses connected with communications to
               Shareholders and other bookkeeping and clerical work necessary in maintaining relations with the Shareholders, including the cost of printing and mailing certificates for securities;

                       (x) the cost of any accounting, statistical or
               bookkeeping equipment necessary for the maintenance of the books and records of the Company;

                      (xi) transfer agent's or registrar's fees and charges;

                     (xii) other legal, accounting and auditing fees and
               expenses as well as any costs incurred in connection with any litigation in which the Company is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Company;


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                    (xiii) salaries, benefits and all other costs
               associated with the personnel employed by the Company, including but not limited to the Administrator of the Company; and

                     (xiv) rent, telephone, utilities, office furnishings and
               other office expenses of the Company.

                (b) The Company shall reimburse the Advisor and its Affiliates for (i) the actual costs to the Advisor or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties; (ii) administrative services, if any, necessary to the operation of the Company (other than those to be paid by the Advisor pursuant to Section 16) and (iii) the costs of certain personnel employed by the Company and directly involved in the organization and business of the Company (including persons who may also be employees or officers of the Advisor and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Advisor and its Affiliates which could be performed directly for the Company by independent parties. The amounts charged to the Company for services performed pursuant to clause (ii) above will not exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Company would be required to pay to independent parties for comparable services. No reimbursement will be allowed to the Advisor or its Affiliates for services performed pursuant to clause (ii) above unless the Advisor or its Affiliates have the appropriate experience and expertise to perform such services.

               (c) The Company will reimburse the Advisor for any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by it in seeking any investment or seeking the disposition of any investments held by the Company.

        16. Expenses of the Advisor. Except as otherwise provided herein and without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the following expenses:

               (a) employment expenses of the Advisor's or its Affiliates' personnel (including partners and directors and officers thereof), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses (except as set forth pursuant to Section 15(c) above) and the cost of employee benefits plans and temporary help expenses;

                (b) advertising expenses (except as set forth pursuant to Section 15(c) above);

               (c) rent, telephone, utilities, office furnishings and other office expenses of the Advisor (except those relating to any office space occupied by the Advisor that is maintained by the Company); and

               (d) such other items generally falling under the category of the Advisor's overhead directly related to performance of services for which it is otherwise receiving fees hereunder.

        17. Limitations on Expenses and Refund by Advisor. The annual Total Operating Expenses of the Company may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets of the Company during such fiscal year or (b) 25% of the Company's Net Income during such fiscal year.

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The Independent Trustees have the fiduciary responsibility of limiting the
Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. A majority of the Trustees (including a majority of the Independent Trustees) may, however, determine that a higher level of Total Operating Expenses is justified for any period.

        Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceeds both the 2% of the Average Invested Assets of the Company and 25% of the Company's Net Income, there shall be sent to Shareholders a written disclosure of such fact together with an explanation of the Independent Trustees' conclusion that those excess expenses were justified. In the event the Independent Trustees do not determine that such excess expenses are justified, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the excess amount. Acquisition Fees payable to the Advisor, other than Acquisition Fees, are not included as part of the Total Operating Expenses for purposes of such reimbursement.

        18. Other Activities of Advisor. Nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to real estate, Mortgages or other investments whether similar or dissimilar to those made by the Company or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company (including real estate investment trusts). However, before the Advisor, its officers and directors, and any person controlled by the partners of the Advisor or their officers and directors may take advantage of an opportunity for their own account or present or recommend it to others (except for the presentation and recommendation of equally suitable investment opportunities to Affiliated Programs, which shall be governed by the procedures set forth in the Prospectus), they are obligated to present an investment opportunity to the Company if (i) such opportunity is compatible with the Company's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity.

        19. Term; Termination of Agreement. This Agreement shall continue in force for a period of one year from the date on which the first closing of Shares sold pursuant to the Prospectus occurs and thereafter, unless terminated as provided below, it shall be automatically renewed each year for an additional one year term.

        Notwithstanding any other provision to the contrary, upon 60 days' written notice prior to the end of the initial term of this Agreement or any renewal thereof, this Agreement shall be terminable without penalty and with or without cause by the Advisor or by a majority of the Independent Trustees.

        In the event of the termination of this Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function.

        20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

        21. Assignment. This Agreement may not be assigned by the Advisor without the written consent of the Company, except to a corporation or other person which controls, is controlled by, or is under common control with the Advisor, or a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Advisor. Any assignee of

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the Advisor shall be bound hereunder to the same extent as the Advisor. This
Agreement shall not be assigned by the Company without the written consent of the Advisor, except to a corporation, association, trust or other organization which is a successor to the Company. Such successor shall be bound hereunder to the same extent as the Company. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Company.

        22. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Section 19 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination, including a proportionate share of any Subordinated Incentive Fee and options to purchase shares in the Company which may be payable pursuant to Sections 10 and 11 as a result of any subsequent maturing, disposition, financing or retirement of an investment by the Company, with that proportionate share to be based upon the portion of the total period that the investment was held by the Company in which the Advisor provided services hereunder. The Advisor shall forthwith upon such termination:

               (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

               (b) deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company; and

               (c) deliver to the Company all property and documents of the Company then in the custody of the Advisor.

        23. Incorporation of the Declaration of Trust. To the extent the Declaration of Trust imposes restrictions on the Advisor or grants the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

        24.    Miscellaneous.

               (a) The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its directors, officers and employees shall be liable to the Company, the Shareholders or to any successor or assigned of the Company, except by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties. This shall in no way affect the standard for indemnification but shall only constitute a standard of liability. The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, directors or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.


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

               (b) The Advisor shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder of the Company have any personal liability for the obligation of the Company under this Agreement.

        25. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:


                             United Mortgage Trust
                             1701 N Greenville
                             Suite 403
                             Richardson  TX  75081
                             Attention: Christine A. Griffin

                             Mortgage Trust Advisors, Inc.
                             1701 N Greenville
                             Suite 403
                             Richardson  TX  75081
                             Attention: Todd Etter

        Either party may at any time change its address for the purpose of this Section 25 by like notice.

        26. Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

        27. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas as at the time in effect.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.


                                                   UNITED MORTGAGE TRUST


                                            By: /s/ CHRISTINE A. GRIFFIN
                                                ------------------------------
                                                Christine A. Griffin, President


                                               MORTGAGE TRUST ADVISORS. INC.


                                             By:/s/ TODD ETTER
                                                -----------------------------
                                                Todd Etter, President




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